EXHIBIT 4.2

EXECUTION VERSION

ESCROW AGREEMENT

This Escrow Agreement (as amended or modified from time to time and including any and all written instructions given to the Escrow Agent (as defined below) pursuant hereto, this “Escrow Agreement”) is made and entered into as of December 19, 2006 by and between Acquicor Technology Inc., a Delaware corporation (the “Company”), U.S. Bank National Association, a national banking association, as the trustee under the Indenture (as defined below) (the “Trustee”), U.S. Bank National Association, a banking association, acting in the capacity of collateral agent for the Holders (as defined below) (the “Collateral Agent” and, together with the Company, the “Other Parties”), U.S. Bank National Association, a national banking association, as escrow agent and the securities intermediary and bank for the Escrow Account (as defined below) (in such capacities, the “Escrow Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth therefore in the Indenture.

WITNESSETH:

WHEREAS, this Escrow Agreement is being entered into in connection with the Purchase Agreement, dated as of December 18, 2006 (the “Purchase Agreement”), by and among the Company and CRT Capital Group LLC and Needham & Company, LLC as the initial purchasers (the “Initial Purchasers”);

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to issue and sell to the Initial Purchasers, for resale by the Initial Purchasers under Rule 144A of the Securities Act of 1933, as amended (the “Offering”), $145.0 million in aggregate principal amount of its 8% Convertible Senior Notes due December 31, 2011 (the “Notes”);

WHEREAS, the Company and the Trustee have entered into an Indenture, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Indenture”), pursuant to which the Company issued the Notes;

WHEREAS, in connection with the Offering, the Company expects to acquire Jazz Semiconductor, Inc. (“Jazz”) by the merger of Joy Acquisition Corp., a wholly-owned subsidiary of the Company, into Jazz on or prior to May 31, 2007 (the “Acquisition”);

WHEREAS, concurrently with the closing of the Offering, the Company has agreed with the Initial Purchasers to place in escrow the gross proceeds of the Offering, including the Initial Purchasers’ discount, to be held pursuant to and subject to the terms and conditions of this Escrow Agreement and the Indenture;

WHEREAS, in order to secure certain obligations of the Company to the holders of the Notes (the “Holders”), the Company has agreed to grant a security interest in all of the Company’s right, title and interest in, to and under the Collateral (as defined in that certain Pledge and Security Agreement (the “Pledge Agreement”) by and between the Company and the Collateral Agent.

WHEREAS, upon the satisfaction of the conditions set forth herein, the Escrow Agent shall release and deliver the funds in the Escrow Account as set forth herein; and

WHEREAS, the Company wishes to engage the Escrow Agent to act, and the Escrow Agent is willing to act, as escrow agent hereunder and, in that capacity, to hold, administer and distribute the amounts deposited in escrow hereunder in accordance with, and subject to, the terms of this Escrow Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

1.  Appointment of the Escrow Agent. Each of the Company and the Trustee hereby appoints U.S. Bank National Association, a national banking association, as the escrow agent under this Escrow Agreement, and the Escrow Agent hereby accepts such appointment.

2.  The Deposit; Establishment of Escrow Account. The Company shall deliver, or cause the Initial Purchasers to deliver, to the Escrow Agent (i) concurrently with the execution and delivery of this Escrow Agreement, the gross proceeds from the issuance and sale of the Notes on the date hereof (the “Initial Deposit”), and (ii) upon the issuance and sale of any additional Notes prior to termination of this Agreement, the gross proceeds from such issuance and sale (the “Subsequent Deposit”, and together with the Initial Deposit, the “Deposits”), in the case of each of clauses (i) and (ii), to be held by the Escrow Agent in accordance with the terms hereof. Subject to and in accordance with the terms and conditions hereof, the Escrow Agent agrees to hold the Deposits in an account established with the Escrow Agent in the name of the Company, as entitlement holder, and designated as Account No. 108067001, Reference: “Acquicor 8% Convertible Senior Notes” (the “Escrow Account”) and to administer the Deposits in accordance with the terms of this Escrow Agreement, including without limitation, holding in escrow, investing and reinvesting, and releasing or distributing the Deposits. It is hereby expressly stipulated and agreed that all interest and other earnings on the Deposits shall become a part of the Deposits for all purposes, and that all losses resulting from the investment or reinvestment thereof from time to time shall from the time of such loss no longer constitute part of the Deposits. The Company hereby acknowledges and agrees that the Deposits cannot be released unless the conditions of Section 5(a), 5(b), 5(c) or 5(d), as the case may be, of this Escrow Agreement are satisfied. The Escrow Account shall be deemed to be a “Securities Account” as defined in Section 8-501 of the New York Uniform Commercial Code (the “NYUCC”) and, for purposes of Sections 9-305 and 8-110(e) of the NYUCC, the jurisdiction of Escrow Agent shall be the State of New York; provided that if the Escrow Account is deemed to be a “Deposit Account” as defined in Section 9-102(a)(29) then, for purposes of Section 9-304 of the NYUCC, the jurisdiction of the Escrow Agent shall be New York.

3.  Acknowledgement of Security Interest. The Escrow Agent hereby acknowledges the security interest of the Collateral Agent in the Collateral. The Escrow Agent agrees to take all such actions directed by the Collateral Agent to perfect such security interest. In connection with the perfection of such security interests, the Company, the Collateral Agent, the Trustee and the Escrow Agent have entered into that certain Control Agreement, dated as of the date hereof (the “Control Agreement”). Notwithstanding anything to the contrary, the Escrow Agreement, and the Escrow Agent’s rights, duties and obligations hereunder, shall be subject to the Control Agreement.

4.  Investment of the Deposits. The Escrow Agent shall invest and reinvest the Deposits in (a) securities that are direct obligations of, or guaranteed as to principal and interest by, the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition or (b) money market funds meeting certain conditions under Rule 2a-7 (or any successor rule) promulgated under the Investment Company Act of 1940 as determined by the Company (it being agreed that First American Government Obligations Fund, Class D, CUSIP #31846V732 meets such criteria) (both (a) and (b), the “Approved Investment Options”), as may be instructed in writing by the Company; provided, however, that if the Collateral Agent or the Company notifies the Escrow Agent that an event has occurred that constitutes an Event of Default under the Indenture and said event shall be continuing, the Company’s right to instruct the Escrow Agent regarding the investment of the Deposits shall cease and the Escrow Agent shall no longer take direction from the Company and shall instead invest and reinvest the Deposits in such Approved Investment Options instructed in writing by the Collateral Agent. Such written instructions, if any, referred to in the foregoing sentence shall specify the type and identity of the Approved Investment Options to be purchased and/or sold and shall also include the name of the broker-dealer, if any, that the Company directs the Escrow Agent to use in respect of such investment, any particular settlement procedures required, if any (which settlement procedures shall be consistent with industry standards and practices), and such other information as the Escrow Agent may require. The Escrow Agent shall not be liable for failure to invest or reinvest funds absent sufficient written direction. Unless the Escrow Agent is otherwise directed in such written instructions, the Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with the Escrow Agent or any of its affiliates. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder. It is expressly agreed and understood by the parties hereto that the Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting arm other actions taken pursuant to this Escrow Agreement.

Receipt, investment and reinvestment of the Deposits shall be confirmed by the Escrow Agent to the Company as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by the Company to the Escrow Agent within thirty (30) calendar days after receipt thereof. Failure to inform the Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety. For purposes of this paragraph, (a) each account statement shall be deemed to have been received by the party to whom it is directed on the earlier to occur of (i) the actual receipt thereof and (ii) three (3) “Business Days” (as defined below) after the deposit thereof in the United States mail, postage prepaid (registered or certified, return receipt requested) and (b) the term “Business Day” shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in New York, New York.

5.  Disbursement of the Deposits. The Escrow Agent is hereby authorized to make disbursements of the Deposits only as follows:

(a)  Upon (i) receipt of an officer’s certificate from the Company addressed to the Trustee (and indicating thereon that a copy has been provided to the Escrow Agent, the Collateral Agent and the Initial Purchasers) substantially in the form of Annex A hereto (the “Officer’s Certificate”), specifying the wire transfer instructions for (A) that portion of the Deposits representing the amount of funds to be applied towards the payment of the purchase price for the Acquisition and other costs payable in connection with the Acquisition, (B) that portion of the Deposits representing the amounts payable by the Company to the Initial Purchasers pursuant to the Purchase Agreement, which amount shall be equal to 3.5% of the gross proceeds from the sale and issuance of the Notes that were deposited into the Escrow Account, and (C) the balance of the Deposits, if any, in excess of the amount specified in clauses (a)(i)(A) and (a)(i)(B) of this Section 5; (ii) receipt of instructions from the Trustee confirming the disbursement of the Deposits in accordance with the Officer’s Certificate; and (iii) solely with respect to the portion of the Deposits in (B) above, receipt of instructions from the Initial Purchasers confirming the disbursement of such portion of the Deposit in accordance with the Officer’s Certificate.

(b)  In the event the Deposits are not released in accordance with Section 5(a) hereof on or prior to May 31, 2007 or if prior thereto the Company’s stockholders shall have voted not to approve the Acquisition or the Authorized Share Increase (as confirmed by an officer’s certificate of the Company), the Escrow Agent shall release the Deposits to the Trustee upon receipt of (i) a written notice from the Company to the Trustee (with a copy to the Escrow Agent, the Collateral Agent and the Initial Purchasers), substantially in the form of Annex B hereto (the “Notice”), specifying the wire transfer instructions for the Deposits to be used to effect the Special Mandatory Redemption (as defined in the Indenture); and (ii) receipt of instructions from the Trustee confirming the disbursement of the Deposits in accordance with the Notice.

(c)  The Escrow Agent shall make all transfers pursuant to this Section 5 as promptly as practicable after receipt of the Officers’ Certificates and Notices set forth above, and in no event later than the next business day.

(d)  Notwithstanding the foregoing, if the Collateral Agent or the Company notifies the Escrow Agent that an event has occurred that constitutes an Event of Default under the Indenture and said event shall be continuing, then the Company’s right to authorize disbursements shall cease and the Escrow Agent shall no longer take direction from the Company and the Pledge Agreement shall govern the disposition of the Deposits.

6.  Tax Matters.

(a)  The Company shall provide the Escrow Agent with its taxpayer identification number documented by an appropriate Form W-8 or Form W-9 upon or prior to the execution of this Escrow Agreement. Failure to provide such forms may prevent or delay disbursements from the Deposits and may also result in the assessment of a penalty and the Escrow Agent’s being required to withhold tax on any interest or other income earned on the Deposits. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

(b)  The Company agrees that, for purposes of federal and other taxes based on income, the Company will be treated as the owner of the Deposits, the Company will report all income, if any, that is earned on, or derived from, the Deposits as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

7.  Scope of Undertaking. The Escrow Agent’s duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. The Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Escrow Agreement and shall have no duty to inquire beyond the terms and provisions hereof. The Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Deposits and shall not be required to deliver the Deposits or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest and deliver the Deposits as expressly herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that the Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Other Parties or any of them. The Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 8 hereof, its own willful misconduct or gross negligence. It is the intention of the parties hereto that the Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

8.  Reliance; Liability. The Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Deposits pursuant to this Escrow Agreement; provided, however, that in no event shall the Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages in excess of the Escrow Agent’s fee hereunder; and provided, further, that the Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any Other Party or any agent or correspondent or any other person selected by the Escrow Agent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. The Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person executing this Escrow Agreement or any part hereof or depositing the Deposits.

9.  Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Deposits, or should a substitute escrow agent fail to be designated as provided in Section 16 hereof, or if the Escrow Agent should be in doubt as to what action to take, the Escrow Agent shall have the right, but not the obligation, to institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event the Escrow Agent is a party to any dispute, the Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should the Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Deposits, the Company hereby agrees to reimburse the Escrow Agent for its reasonable attorneys’ fees and any and all other expenses, losses, costs and damages incurred by the Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder, except as such fees, expenses, losses, costs and damages result from the willful misconduct or gross negligence of the Escrow Agent.

10.  Indemnification. The Company hereby indemnifies the Escrow Agent, its officers, directors, partners, employees and agents (each herein called an “Indemnified Party”) against, and holds each Indemnified Party harmless from, any and all reasonable expenses, including, without limitation, attorneys’ fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Escrow Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party.

11.  Compensation and Reimbursement of Expenses. The Company hereby agrees to pay the Escrow Agent for its services hereunder in accordance with the Escrow Agent’s fee schedule as attached hereto as Schedule A and to pay all expenses incurred by the Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, reasonable attorneys’ fees, brokerage costs and other reasonable and related expenses incurred by the Escrow Agent.

12.  Funds Transfer. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile, or otherwise, the Escrow Agent is authorized, but not obligated, to seek confirmation of such instructions by telephone call-back to each of the persons designated on Schedule B hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that undertaking funds transfers based upon given instructions without call-back instruction is commercially reasonable.

It is understood that the Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (i) the beneficiary, (ii) the beneficiary’s bank or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank, designated.

13.  Notices. Any notice or other communication required or permitted to be given under this Escrow Agreement by any party hereto to any other party hereto shall be considered as properly given if in writing and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid or (c) sent by facsimile, in each case to the address or facsimile number, as the case may be, set forth below:

If to the Company:

Acquicor Technology Inc.
4910 Birch Street
Suite 102
Newport Beach, CA 92660
Attn: General Counsel

Facsimile No.: 949-266-9020
Telephone No.: 949-759-3434

With a copy to:

Cooley Godward Kronish LLP
101 California Street
San Francisco, California 94111
Attn: Gian-Michele a Marca

Facsimile No.: 415-693-2222
Telephone No.: 415-693-2148

If to the Trustee:

U.S. Bank National Association
60 Livingston Ave.
St. Paul, Minnesota 55107
Attn: Richard Prokosch

Facsimile No.: (651) 495-8097
Telephone No.: (651) 495-3918

If to the Collateral Agent:

U.S. Bank National Association
60 Livingston Ave.
St. Paul, Minnesota 55107
Attn: Richard Prokosch

Facsimile No.: (651) 495-8097
Telephone No.: (651) 495-3918

If to the Initial Purchasers:

c/o CRT Capital Group LLC
262 Harbor Drive
Stamford, CT 06902
Attn: Christopher Chase

Facsimile No.: (203) 569-6890
Telephone No.: (203) 569-6824

With a copy to:

Bingham McCutchen LLP
150 Federal Street
Boston, Massachusetts 02110-1726
Attn: John R. Utzschneider, Esq.

Fax No.: (617) 951-8736
Telephone No.: (617) 951-8852

If to the Escrow Agent:

U.S. Bank National Association
60 Livingston Ave.
St. Paul, Minnesota 55107
Attn: Richard Prokosch

Facsimile No.: (651) 495-8097
Telephone No.: (651) 495-3918

Except to the extent otherwise provided in the second paragraph of Section 4 hereof, delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Escrow Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other party or parties hereto in the manner provided in this section.

14.  Consultation with Legal Counsel. The Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

15.  Choice of Laws; Cumulative Rights. This Escrow Agreement shall be construed under, and governed by, the laws of the State of New York without regard to the conflict of laws principles thereof which might indicate the applicability of the laws of another jurisdiction. All of the Escrow Agent’s rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise. The parties hereto agree that the forum for resolution of any dispute arising under this Escrow Agreement shall be Borough of Manhattan, New York, New York, and each of the Other Parties hereby consents, and submits itself, to the jurisdiction of any state or federal court sitting in Borough of Manhattan, New York, New York.

16.  Resignation. The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the Company (with a copy to the Initial Purchasers) at the addresses set forth herein, or at such other addresses as the Company or the Initial Purchasers shall provide, at least thirty (30) days prior to the date specified for such resignation to take effect. The Company shall promptly appoint a successor escrow agent. Such resignation shall not be effective until the acceptance of appointment by a successor escrow agent. Upon the effective date of such resignation, all cash and other payments and all other property then held by the Escrow Agent hereunder in the Escrow Account shall be delivered by it to such successor escrow agent. If no successor escrow agent is appointed and has accepted its appointment within thirty (30) days after the Escrow Agent has given notice of its resignation as aforesaid, the Escrow Agent may apply to a court of competent jurisdiction for such appointment. The Escrow Agent or any successor thereto is not required to be the same entity as the Trustee under the Indenture.

17.  Assignment. This Escrow Agreement shall not be assigned by any of the Other Parties without the prior written consent of the Escrow Agent (such assigns of the Other Parties to which the Escrow Agent consents, if any, and the Escrow Agent’s assigns being hereinafter referred to collectively as “Permitted Assigns”).

18.  Severability. If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

19.  Termination. This Escrow Agreement shall terminate upon the disbursement of the Deposits in full, in accordance with Section 5 hereof or by order of a court of competent jurisdiction; provided, however, that in the event all fees, expenses, costs and other amounts required to be paid to the Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 11 hereof shall survive the termination hereof; provided, further, that the last two sentences of Section 9 hereof and the provisions of Section 10 hereof shall, in any event, survive the termination hereof.

20.  General. The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof, and neither the Other Parties nor the Escrow Agent has relied on any representations or agreements of the other, except as specifically set forth in this Escrow Agreement. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective Permitted Assigns. This Escrow Agreement is for the sole and exclusive benefit of the Other Parties and the Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits; provided, however, that the Escrow Agent and Other Parties hereby acknowledge and agree that the Initial Purchasers are intended third party beneficiaries of Sections 5 and 16 hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement to be effective as of the date first above written.

ACQUICOR TECHNOLOGY INC.

By:	/s/ Gilbert F. Amelio
Name: Gilbert F. Amelio
Title: Chairman and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, AS ESCROW AGENT

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

Schedule A

Fee Schedule

The Escrow Agent shall charge no fee for its services as Escrow Agent so long as the Deposits are invested in the First American Government Obligations Fund, Class D, CUSIP #31846V732.

A-1

Schedule B

Telephone Number for Call-backs and Person
Designated to Confirm Funds Transfer Instructions

If to the Company:

Name	Telephone Number
General Counsel	(949) 759-3434

If to the Initial Purchasers:

Name	Telephone Number
Christopher Chase	(203) 569-6824

If to the Trustee:

Name	Telephone Number
Richard Prokosch	(651) 495-3918

B-1

ANNEX A

ACQUICOR TECHNOLOGY INC.

[___________], 2007

OFFICER’S CERTIFICATE

The undersigned, ____________, the ____________ of Acquicor Technology Inc., a Delaware corporation (the “Company”), pursuant to Section 5(a)(i) of the Escrow Agreement, dated as of December 19, 2006 (the “Escrow Agreement”), by and among the Company, U.S. Bank National Association, a national banking association, as trustee under the Indenture dated as of December 19, 2006 (as amended, supplemented, restated or otherwise modified from time to time), pursuant to which the Company issued the Notes, as defined in the Indenture (the “Trustee”), U.S. Bank National Association, a banking association, acting in the capacity of collateral agent for the Holders (as defined in the Escrow Agreement) (the “Collateral Agent”) and U.S. Bank National Association, a national banking association, as escrow agent (the “Escrow Agent”), on behalf of the Company, hereby provides this officers’ certificate to the Trustee, with a copy to the Escrow Agent, the Collateral Agent and the Initial Purchasers. Capitalized terms used but not defined herein shall have the meanings given to them in the Escrow Agreement.

The undersigned hereby certifies to the Escrow Agent, the Trustee and the Collateral Agent that:

(a)  the undersigned has read the covenants relating to, and conditions to, the release of the [Collateral], including the Deposits, and the definitions relating thereto set forth in the Indenture, the Pledge Agreement and the Escrow Agreement;

(b)  In connection with this certificate, the undersigned has examined and relied upon:

(1)  the certificate from the Inspector of Election at the Special Meeting of the stockholders of the Company held on •, 2007,

(2)  the Agreement and Plan of Acquisition dated September 26, 2006, by and among the Company, Joy Acquisition Corp., Jazz and TC Group, L.L.C. as Jazz’s stockholders’ representative, including the conditions to the Acquisition set forth therein,

(3)  certificates from officers of the Company and Jazz and other documents delivered in connection with the Acquisition;

(4)  the Company’s corporate records; and

(5)  such amendments to the Company’s certificate of incorporation as are necessary to implement the Authorized Share Increase.

ANNEX-A-1

In addition, the undersigned has examined such other documents and made such investigation as the undersigned has deemed necessary or appropriate to enable him to deliver this certificate.

(c)  In the opinion of the undersigned, the undersigned made such examination or investigation as is necessary to enable him to express an informed opinion as to whether compliance with the conditions to, and covenants relating to, the release of the Collateral, including the Deposits, have been complied with;

(d)  In the opinion of the undersigned, the conditions to, and the covenants relating to, the release of the Collateral, including the Deposits, have been complied with; and

(e) The Acquisition will occur immediately after the release of the Deposits as specified below.

The Company hereby requests the Trustee to direct the Escrow Agent to remit:

(a)  U.S.$[__________] of the Deposits, such amount being equal to 3.5% of the gross proceeds from the sale and issuance of the Notes that were deposited into the Escrow Account, as specified below on the date hereof by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

[insert wire transfer instructions]

(b)  The balance of the Deposits, remaining in the Escrow Account after remitting the amount of the Deposits specified in paragraph (a) above, for the purposes of funding the Acquisition and for certain other purposes, as specified below on the date hereof by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

[insert wire transfer instructions]

[Signature Page Follows]

ANNEX-A-2

IN WITNESS WHEREOF, the undersigned has signed this Officer’s Certificate on the date written above.

By:
Name:
Title:

ANNEX-A-3

ANNEX B

ACQUICOR TECHNOLOGY INC.

[___________], 2007

NOTICE

The undersigned, ___________, the ___________ of Acquicor Technology Inc., a Delaware corporation (the “Company”), pursuant to Section 5(b)(i) of the Escrow Agreement dated as of December 19, 2006 (the “Escrow Agreement”), by and among the Company, U.S. Bank National Association, a national banking association, as trustee under the Indenture dated as of December 19, 2006 (as amended, supplemented, restated or otherwise modified from time to time), pursuant to which the Company issued the Notes, as defined in the Indenture (the “Trustee”), U.S. Bank National Association, a banking association, acting in the capacity of collateral agent for the Holders (as defined in the Escrow Agreement) (the “Collateral Agent”) and U.S. Bank National Association, a national banking association, as escrow agent (the “Escrow Agent”), on behalf of the Company, hereby provides notice to the Trustee, with a copy to the Escrow Agent, the Collateral Agent and the Initial Purchasers, that the Company will effect a “Special Mandatory Redemption” on _____, 200_ (the “Special Mandatory Redemption Date”) pursuant to Section 14.10 of the Indenture, dated as of December 19, 2006 (the “Indenture”), by and between the Company and the Trustee. Unless otherwise specified, capitalized terms used herein and not defined herein shall have the meanings given such terms in the Indenture.

The Company through its undersigned officers hereby notifies and requests the Trustee to instruct the Escrow Agent to transfer to the Trustee on the Special Mandatory Redemption Date the balance of the Deposits in the Escrow Account.

[Signature Page Follows]

ANNEX-B-1

IN WITNESS WHEREOF, the Company, through its undersigned officers, has signed this Notice on the date written above.

ACQUICOR TECHNOLOGY INC.

By:
Name:
Title:

ANNEX-B-2